UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2022

CEREVEL THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39311	85-3911080
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Jacobs Street
Suite 200
Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 304-2048

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CERE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Morris Birnbaum, M.D., Ph.D. as a Class I Director

On June 9, 2022, Morris Birnbaum, M.D., Ph.D. informed Cerevel Therapeutics Holdings, Inc. (the “Company”) that he is retiring from his role as Senior Vice President and Chief Scientific Officer of Internal Medicine at Pfizer Inc. (“Pfizer”), and will therefore be stepping down from his position as a Class I member of the Board of Directors of the Company (the “Board”), and all committees thereof, effective June 14, 2022. Dr. Birnbaum’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Suneet Varma as a Class I Director

On June 14, 2022, upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), the Board appointed Suneet Varma to serve on the Board, effective immediately. Mr. Varma shall serve as a Class I director until his term expires at the 2024 annual meeting of stockholders. The Board determined that Mr. Varma is independent under the listing standards of The Nasdaq Capital Market.

Suneet Varma is currently Global President, Rare Diseases, at Pfizer, where he leads one of Pfizer’s fastest growing, high science units, which includes a diverse portfolio in multiple therapeutic areas including cardiology, hematology, endocrinology-metabolic, renal and neurology. Just prior, Mr. Varma was Global President, Hospital Business Unit, one of Pfizer’s largest units which impacts the lives of over 200 million patients annually. Prior to that, Mr. Varma held positions of increasing responsibility at Pfizer, including Global President within Pfizer’s Essential Health group leading the Global Brands and Anti-Infectives portfolios, President and General Manager of Pfizer Consumer Healthcare and Regional President North America, Regional President Asia-Pacific and President of Consumer Healthcare in Canada. Mr. Varma currently sits on the Board of Trustees of Drew University and Kent Place School. Over his career, he has also sat on the Board of the Ad Council and several industry associations. Mr. Varma received his M.B.A. from the Harvard Business School and a B.S. in Engineering from Tufts University.

Mr. Varma was nominated to serve as a director by Pfizer pursuant to that certain Amended and Restated Registration and Shareholder Rights Agreement, dated as of October 27, 2020 and as amended as of the date hereof, by and among the Company and the investors party thereto. Mr. Varma is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and, except as disclosed above, there are no arrangements or understandings between Mr. Varma and any other persons pursuant to which he was selected as a director. In addition, Mr. Varma will enter into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 14, 2022, upon the recommendation of the Nominating and Corporate Governance Committee, the Board approved and adopted the Amended and Restated By-laws of the Company (as amended, the “Amended Bylaws”), effective immediately, to provide for majority voting in uncontested elections of directors with a board-rejectable director resignation policy.

The Amended Bylaws provide that, in uncontested elections, a director nominee will be elected by the vote of a majority of the votes properly cast, which means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. For the avoidance of doubt, neither abstentions nor broker non-votes, which refers to a share otherwise present at the meeting for which a stockholder gives no authority or direction, will be counted as either votes cast “for” or “against” that director’s election. In contested elections, where the number of nominees exceeds the number of directors to be elected, plurality voting will continue to apply.

Incumbent directors who fail to receive a majority of votes cast will not be elected and will be required to tender a letter of resignation to the Chairman of the Board. The Chairman of the Board will refer the resignation to the Nominating and Corporate Governance Committee for consideration, who will make a recommendation to the Board as to whether or not to accept the resignation. The Board will promptly accept the resignation unless the Board determines, in consultation with the Nominating and Corporate Governance Committee, that there are exceptional circumstances relating to the composition of the Board or the voting results that should delay the acceptance of the resignation or justify rejecting it. Following the Board’s decision, the Company will promptly publicly announce its decision, which, in the event that the Board determines not to accept the resignation, will state the reasons for such decision.

The foregoing summary is qualified in its entirety by reference to the full text of the Amended Bylaws, filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 14, 2022, the Company held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) in a virtual-only format via live webcast. Proxies were solicited pursuant to the Company’s definitive proxy statement (the “Proxy Statement”) filed on April 28, 2022 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of April 18, 2022, the record date for the Annual Meeting, the number of shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), outstanding and entitled to vote at the Annual Meeting was 148,289,416. The number of shares of Common Stock present or represented by valid proxy at the Annual Meeting was 116,599,373, representing 78.63% of the total number of shares outstanding as of the record date, thus establishing a quorum for the Annual Meeting. Shares present virtually during the Annual Meeting were considered shares of Common Stock represented in person at the Annual Meeting. Each share of Common Stock was entitled to one vote with respect to matters submitted to the Company’s stockholders at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders were asked to vote on the following matters, which are described in detail in the Proxy Statement: (i) to elect four Class II director nominees to the Board, each to hold office until the Company’s 2025 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal (“Proposal 1”); (ii) to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described in the Proxy Statement (“Proposal 2”); (iii) to approve, on a non-binding advisory basis, the frequency of future advisory votes on named executive officers’ compensation (“Proposal 3”); and (iv) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (“Proposal 4”).

The voting results reported below are final.

Proposal 1 – Election of Four Class II Directors

The stockholders of the Company elected Deborah Baron, M.B.A., Doug Giordano, M.B.A., Adam Koppel, M.D., Ph.D., and Ruth McKernan, Ph.D., CBE, FMedSci as Class II directors of the Company, for a three-year term ending at the annual meeting of stockholders to be held in 2025 and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. The results of the stockholders’ vote with respect to the election of the Class II directors were as follows:

CLASS II DIRECTOR NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Deborah Baron, M.B.A.	107,409,429	7,989,080	1,200,864
Doug Giordano, M.B.A.	110,045,759	5,352,750	1,200,864
Adam Koppel, M.D., Ph.D.	105,404,880	9,993,629	1,200,864
Ruth McKernan, Ph.D., CBE, FMedSci	110,168,102	5,230,407	1,200,864

Proposal 2 – Non-binding Advisory Vote on the Compensation of Named Executive Officers

The stockholders of the Company approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The results of the stockholders’ vote with respect to the compensation of the named executive officers were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
115,000,333	388,152	10,024	1,200,864

Proposal 3 – Non-binding Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officers’ Compensation

The stockholders approved, on a non-binding, advisory basis, the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers of every one year. The results of such vote were as follows:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTES
115,381,866	6,243	5,267	5,133	1,200,864

In light of such vote, the Board has determined that the Company will hold future non-binding advisory votes on executive compensation on an annual basis until the next required non-binding advisory vote on the frequency of future stockholder votes on the named executive officers’ compensation.

Proposal 4 – Ratify the Selection of Independent Registered Public Accounting Firm

The stockholders of the Company ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The results of the stockholders’ vote with respect to such ratification were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
116,589,277	9,821	275	N/A

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

Item 7.01	Regulation FD Disclosure.

On June 15, 2022, the Company issued a press release announcing the resignation of Dr. Birnbaum and the appointment of Mr. Varma to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Cerevel Therapeutics Holdings, Inc.

99.1	Press release issued by Cerevel Therapeutics Holdings, Inc. on June 15, 2022, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEREVEL THERAPEUTICS HOLDINGS, INC.

Date: June 15, 2022	By:	/s/ Scott Akamine
Scott Akamine Chief Legal Officer and Corporate Secretary